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                                                                      Exhibit 21


Name of Entity                 Jurisdiction of Organization   Ownership Interest
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Eagle Bancorp, Inc. - Registrant          Maryland
  EagleBank                               Maryland                  100%
   Eagle Land Title, LLC                  Maryland                  100%
  Bethesda Leasing LLC                    Maryland                  100%